EXHIBIT 4.101
DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
T-Mobile US, Inc., a Delaware corporation (the “Company,” “we” or “our”), currently has ten classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended:
•the Company’s common stock, par value $0.00001 per share (the “Common Stock”);
•the 3.550% Senior Notes due 2029 (the “May 2029 Notes”) issued by T-Mobile USA, Inc. (“T-Mobile USA” or the “Issuer”) and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 3.150% Senior Notes due 2032 (the “February 2032 Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 3.700% Senior Notes due 2032 (the “May 2032 Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 3.850% Senior Notes due 2036 (the “May 2036 Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 3.500% Senior Notes due 2037 (the “February 2037 Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 3.800% Senior Notes due 2045 (the “February 2045 Notes” and together with the May 2029 Notes, the February 2032 Notes, the May 2032 Notes, the May 2036 Notes and the February 2037 Notes, the “Euro Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 6.250% Senior Notes due 2069 (the “September 2069 Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries;
•the 5.500% Senior Notes due March 2070 (the “March 2070 Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries; and
•the 5.500% Senior Notes due June 2070 (the “June 2070 Notes” and together with the September 2069 Notes and the March 2070 Notes, the “USD Notes”) issued by T-Mobile USA and guaranteed by the Company and certain of T-Mobile USA’s subsidiaries.
Description of Common Stock
The following summary includes a brief description of the Common Stock as well as certain related information.
The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Seventh Amended and Restated Bylaws (the “Bylaws”), our Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020 (the “Stockholders’ Agreement”), by and among the Company, Deutsche Telekom AG (“Deutsche Telekom”) and SoftBank Group Corp. (“SoftBank”) and the Proxy, Lock-Up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom and SoftBank (the “SoftBank Proxy Agreement”). For additional information please refer to the Certificate of Incorporation, Bylaws, Stockholders’ Agreement and SoftBank Proxy Agreement, each of which are exhibits to our Annual Report on Form 10-K, and applicable provisions of the General Corporation Law of the State of Delaware.

General
Pursuant to the Certificate of Incorporation, the total number of shares of capital stock that the Company is authorized to issue is two billion one hundred million (2,100,000,000). The total number of shares of Common Stock that the Company is authorized to issue is two billion (2,000,000,000), with a par value of $0.00001 per share, and the total number of shares of preferred stock that the Company is authorized to issue is one hundred million (100,000,000), with a par value of $0.00001 per share (the “Preferred Stock”). The rights and privileges of holders of Common Stock are subject to the rights and privileges of the holders of any series of Preferred Stock that we may issue in the future.
Voting Rights
Holders of our Common Stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of Preferred Stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.
Classification of the Board of Directors
All of the directors of the Company shall be of one class and shall be elected annually. Each director shall hold office until the next annual meeting of stockholders and shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.
Dividend, Liquidation and Other Rights
Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including holders of Preferred Stock), the holders of Common Stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our Common Stock will, after satisfaction of all of our liabilities and subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to distributions in the event of liquidation, dissolution or winding up (including holders of Preferred Stock), be entitled to a ratable share of any distribution to stockholders. Our Common Stock carries no preemptive or other subscription rights to purchase shares of our Common Stock and is not convertible, assessable or entitled to the benefits of any sinking fund.
Redemption Provisions
Pursuant to our Certificate of Incorporation, if a holder of our Common Stock acquires additional shares of our Common Stock or otherwise is attributed with ownership of such shares that would cause us to violate specified Federal Communications Commission (“FCC”) rules or regulations, we may, at the option of the board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our Common Stock sufficient to eliminate the violation.
The redemption price will be a price mutually determined by us and our stockholders, but if no agreement can be reached, the redemption price will be either:
•75% of the fair market value of our Common Stock being redeemed, if the holder caused the FCC violation; or
•100% of the fair market value of our Common Stock being redeemed, if the FCC violation was not caused by the holder.
The determination of whether such party caused the FCC violation will be made, in good faith, by the disinterested members of our board of directors.

The foregoing redemption rights do not apply to any shares of our Common Stock or Preferred Stock beneficially owned by Deutsche Telekom or SoftBank. If any waivers or approvals are required from the FCC in order for Deutsche Telekom or any of its controlled affiliates to acquire or hold any shares of our Common Stock or Preferred Stock, Deutsche Telekom and any of its controlled affiliates are required by the Certificate of Incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals. If any waivers or approvals are required from the FCC in order for SoftBank or any of its controlled affiliates to acquire or hold any shares of our Common Stock or Preferred Stock, SoftBank and any of its controlled affiliates are required by the Certificate of Incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.
Provisions Regarding Existing or Prospective Holders
The Company is subject to Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), which generally provides that an “interested stockholder” cannot engage in a “business combination” (as those terms are defined in Section 203) with the Company for a period of three years after the stockholder became an “interested stockholder,” subject to exceptions. Our Certificate of Incorporation and Bylaws do not opt-out of Section 203.
Certain Other Provisions of Our Certificate of Incorporation and Bylaws
The following provisions of our Certificate of Incorporation and Bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.
•Advance notice of director nominations and matters to be acted upon at meetings. Our Bylaws contain advance notice requirements for nominations by stockholders for the election of directors to serve on our board of directors and for proposing other items of business that can be acted upon by stockholders at stockholder meetings.
•Amendment to Bylaws. Our Certificate of Incorporation provides that our Bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the aggregate voting power of all outstanding shares of our capital stock then entitled to vote on amendments to our Bylaws. Our Certificate of Incorporation also provides that our board of directors is authorized to make, alter or repeal our Bylaws without further stockholder approval.
•Special meeting of stockholders. Our Certificate of Incorporation provides that a special meeting of our stockholders (i) may be called by the chairperson of the board or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially own 25% or more of the outstanding shares of our Common Stock, the holders of not less than 33- 1⁄3% of the voting power of all of the outstanding voting stock of our Company entitled to vote generally for the election of directors.
•Stockholder Action by Written Consent. Our Certificate of Incorporation provides that as long as Deutsche Telekom beneficially own 25% or more of the outstanding shares of our Common Stock, stockholders may act by written consent in lieu of a meeting.
•Board representation. Our Certificate of Incorporation incorporates provisions of the Stockholders’ Agreement providing Deutsche Telekom with certain rights to designate a number of designees to our board of directors as described below.
•Special consent rights. Our Certificate of Incorporation provides Deutsche Telekom with the same consent rights as are set forth in the Stockholders’ Agreement with respect to our ability to take certain actions.

•Authorized but unissued shares. The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.
•Cumulative voting. Our Certificate of Incorporation does not permit cumulative voting in the election of directors. Instead, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our stock entitled to vote thereon.
Stockholders’ Agreement
Pursuant to the Stockholders’ Agreement, Deutsche Telekom has certain rights to designate individuals to be nominees for election to our board of directors and certain committees thereof. Pursuant to the Stockholders’ Agreement, at all times when Deutsche Telekom, SoftBank and Marcelo Claure beneficially own at least 50% of the outstanding Common Stock and any other securities of the Company that are entitled to vote in the election of directors (collectively, “T-Mobile Voting Securities”) in the aggregate and any such T-Mobile Voting Security continues to be subject to the voting proxy (the “SoftBank Proxy”) pursuant to the SoftBank Proxy Agreement, the Company and Deutsche Telekom will take all actions necessary to ensure that: (i) the Company’s board of directors will consist of a total of 14 directors (except in cases of resignations, retirements, deaths or removals, pending any new appointments), (ii) Deutsche Telekom has the right to designate a specified number of nominees for election to the Company’s board of directors in accordance with the terms of the Stockholders’ Agreement, subject to certain requirements, including requirements with respect to the “independence” of certain nominees under applicable stock exchange listing standards and rules of the Securities and Exchange Commission, (iii) the chairperson of the Company’s board of directors will be a Deutsche Telekom designee and (iv) the Company’s board of directors will have certain committees, which committees will be comprised in the manner specified in the Stockholders’ Agreement. The Stockholders’ Agreement further provides that at all times when Deutsche Telekom, SoftBank and Marcelo Claure beneficially own less than 50% of the outstanding T-Mobile Voting Securities in the aggregate or no T-Mobile Voting Security continues to be subject to the SoftBank Proxy, then, in each case, (i) Deutsche Telekom has the right to designate a number of nominees for election to the Company’s board of directors equal to the percentage of T-Mobile Voting Securities that each beneficially owns (provided that such percentage is 10% or more) multiplied by the number of directors on the Company’s board of directors, rounded to the nearest whole number greater than zero and (ii) board committees will comprise designees of Deutsche Telekom in percentages determined by the Stockholders’ Agreement, subject to certain exceptions.
In addition, pursuant to the Stockholders’ Agreement, until the DT Specified Actions Termination Date (as defined in the Stockholders’ Agreement), we will not take certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of Common Stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving our chief executive officer. In addition, we have agreed that, without the prior written consent of Deutsche Telekom, we will not amend our Certificate of Incorporation and Bylaws in any manner that could limit, restrict or adversely affect Deutsche Telekom’s rights under the Stockholders’ Agreement as long as Deutsche Telekom beneficially own 5% or more of the outstanding shares of our Common Stock.
During the term of the Stockholders’ Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our board of directors not to, support, enter into or vote in favor of (a) any transaction in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 between or involving both (i) the Company and (ii) Deutsche Telekom and its affiliates, unless such transaction is approved unanimously by the audit committee of our board of directors or, for amendments to previously approved transactions, by a majority of the audit committee of our board of directors.
Pursuant to the Stockholders’ Agreement, Deutsche Telekom and its affiliates are generally prohibited from acquiring Common Stock that would cause their collective beneficial ownership to exceed a certain percentage of the outstanding T-Mobile Voting Securities (as that term is defined in the Stockholders’ Agreement) unless such acquiring stockholder makes an offer to acquire all of the then-remaining outstanding shares of Common Stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by a majority of the directors on the Company’s board of directors, which majority includes a majority of the directors who are not affiliated with Deutsche Telekom or SoftBank under the terms of the Stockholders’ Agreement (the “Required Approval”), or (ii) accepted or approved by holders (other than Deutsche Telekom, SoftBank and their respective affiliates) of a majority of the shares of Common Stock (other than shares held by Deutsche Telekom, SoftBank and their respective affiliates). Deutsche Telekom is also prohibited from transferring any shares of Common Stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of Common Stock, subject to certain exceptions, unless the transfer is approved by our board of directors (including the Required Approval) or the transferee offers to acquire all of the then outstanding shares of Common Stock at the same price and on the same terms and conditions as the proposed transfer.
Subject to specified limitations, Deutsche Telekom has the right to request that we file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of shares of our Common Stock and debt securities beneficially owned by Deutsche Telekom. In addition, Deutsche Telekom has piggyback registration rights with respect to any offering that we initiate. Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom, as applicable, as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 under the Securities Act without volume limitations.
Description of Euro Notes
In this section, “Notes” refers to the May 2029 Notes, the February 2032 Notes, the May 2032 Notes, the May 2036 Notes, the February 2037 Notes and the February 2045 Notes.
The following summary description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the indenture (the “Base Indenture”), dated as of September 15, 2022, among the Issuer, Parent and Deutsche Bank Trust Company Americas, as trustee (together with its successors and assigns, the “Trustee”), as supplemented (i) with respect to the May 2029 Notes by the Fifteenth Supplemental Indenture, dated as of May 8, 2024 (the “Fifteenth Supplemental Indenture”), (ii) with respect to the May 2032 Notes by the Sixteenth Supplemental Indenture, dated as of May 8, 2024 (the “Sixteenth Supplemental Indenture”), (iii) with respect to the May 2036 Notes by the Seventeenth Supplemental Indenture, dated as of May 8, 2024 (the “Seventeenth Supplemental Indenture”), (iv) with respect to the February 2032 Notes by the Twenty-Second Supplemental Indenture, dated as of February 11, 2025 (the “Twenty-Second Supplemental Indenture”), (v) with respect to the February 2037 Notes by the Twenty-Third Supplemental Indenture, dated as of February 11, 2025 (the “Twenty-Third Supplemental Indenture”) and (vi) with respect to the February 2045 Notes by the Twenty-Fourth Supplemental Indenture, dated as of February 11, 2025 (the “Twenty-Fourth Supplemental Indenture” and each of the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture and the Twenty-Fourth Supplemental Indenture, with respect to the applicable series, the “Supplemental Indenture”), in each case, among the Issuer, Parent, the Subsidiary Guarantors, the Trustee, Deutsche Bank Trust Company Americas, as paying agent and Deutsche Bank Trust Company Americas, as registrar and transfer agent. In this summary, the term “Indenture” refers to the Base Indenture, as supplemented separately by the Supplemental Indenture for the applicable series of Notes, each of which are exhibits to Parent’s Annual Report on Form 10-K. The terms of the Notes of each series include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this summary, (i) the “Issuer” refers only to

T-Mobile USA, Inc. and not to any of its Subsidiaries and (ii) “Parent” refers only to T-Mobile US, Inc. and not to any of its Subsidiaries (unless a successor Person shall have become the “Issuer” or “Parent” in accordance with the applicable provisions of the Indenture, if any, and thereafter the “Issuer” or “Parent” shall mean such successor Person).
The obligations and covenants of the Issuer described in this summary are only of the Issuer, and not of Parent. Although Parent is a guarantor of the Notes, Parent and any of its Subsidiaries that are not the Issuer or the Issuer’s Subsidiaries are generally not subject to any of the obligations and covenants described hereunder.
The registered holder of a Note is treated as the owner of such Note for all purposes. Only registered holders have rights under the Indenture.
General
The Notes of each series:
•are general unsecured, unsubordinated obligations of the Issuer;
•are senior in right of payment to any future indebtedness of the Issuer to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to the Notes;
•rank equal in right of payment with any of the Issuer’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, the obligations under the Credit Agreement, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes and the Tower Obligations;
•are effectively subordinated to all existing and future secured indebtedness of the Issuer, to the extent of the value of the Issuer’s assets securing such indebtedness;
•are structurally subordinated to all of the liabilities and other obligations of the Issuer’s subsidiaries that are not obligors with respect to the Notes, including the Existing ABS Notes, the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations; and
•are unconditionally guaranteed on a senior unsecured basis by Parent and the Subsidiary Guarantors.
The Note Guarantees
The Notes are guaranteed (i) initially by Parent and any Wholly-Owned Subsidiary of the Issuer that (x) is not an Excluded Subsidiary and (y) is an obligor under the Credit Agreement and (ii) by any future direct or indirect Subsidiary of Parent that is not a Subsidiary of the Issuer or any other Guarantor that directly or indirectly owns Capital Stock of the Issuer. The initial guarantors include the Issuer’s Domestic Subsidiaries that are Wholly-Owned Subsidiaries of the Issuer (other than special purpose securitization entities, Immaterial Subsidiaries and the Reinsurance Entity), including each of Sprint and its Subsidiaries that meet the foregoing requirements. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.
Each Note Guarantee of the Notes by a Guarantor:
•is a general unsecured, unsubordinated obligation of such Guarantor;
•is senior in right of payment to any future indebtedness of that Guarantor to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to such Guarantor’s Note Guarantee;
•is equal in right of payment with any of the Guarantor’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Credit Agreement, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes;
•is effectively subordinated to any Guarantor’s existing and future secured indebtedness to the extent of the value of the assets of such Guarantor securing such indebtedness; and
•is structurally subordinated to all of the indebtedness and other obligations of any Subsidiaries of such Guarantor that are not obligors with respect to the Notes.
In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay their trade creditors and the holders of their other debt and obligations before they will be able to distribute any of their assets to the Issuer.
The Note Guarantee of a Guarantor will be automatically and unconditionally released in respect of the Notes of any series:
(1)    only in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor (i) is not, (ii) is released or relieved as, or (iii) ceases (or substantially concurrently will cease) to be, a borrower or guarantor under the Credit Agreement, except by or as a result of payment under such guarantee or direct obligation;
(2)    only in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor;
(3)    only in the case of a Subsidiary Guarantor, if for any reason such Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary of the Issuer; provided, that any Subsidiary Guarantor that ceases to constitute a Subsidiary Guarantor or becomes an Excluded Subsidiary solely by virtue of no longer being a Wholly-Owned Subsidiary (a “Partially Disposed Subsidiary”) shall only be released from its Note Guarantee to the extent that the other person taking an equity interest in such Partially Disposed Subsidiary is not an affiliate of the Issuer that is controlled by Parent, Deutsche Telekom or any of their respective subsidiaries or an employee of any of the foregoing;
(4)    upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;
(5)    upon the liquidation or dissolution of any Subsidiary Guarantor, provided that no Event of Default has occurred that is continuing;
(6)    upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation; or
(7)    in the case of a Subsidiary Guarantor, if, immediately following such release and any concurrent releases of other Guarantees by such Subsidiary Guarantor, the aggregate principal amount of Indebtedness for Borrowed Money of Subsidiaries that are not Guarantors and not Excluded Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement or Permitted Receivables Financing Subsidiary) that would remain incurred or issued and outstanding would not exceed $2,000.0 million.

Principal, Maturity and Interest
The Issuer issued €2,000,000,000 in aggregate principal amount of the Notes on May 8, 2024, of which €600,000,000 in aggregate principal amount is May 2029 Notes, €750,000,000 in aggregate principal amount is May 2032 Notes and €650,000,000 in aggregate principal amount is May 2036 Notes.
The Issuer issued €2,750,000,000 in aggregate principal amount of the Notes on February 11, 2025, of which €1,000,000,000 in aggregate principal amount is February 2032 Notes, €1,000,000,000 in aggregate principal amount is February 2037 Notes and €750,000,000 in aggregate principal amount is February 2045 Notes.
The Issuer may issue further additional Notes of any series from time to time, and such additional Notes of such series may be issued under the Base Indenture as supplemented either by the Supplemental Indenture for such series of Notes or one or more other supplemental indentures. Any issuance of additional Notes is subject to all of the covenants in the Indenture. The Notes of any series and any additional Notes of such series subsequently issued will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional Notes that are not fungible with the Notes of any series (or with any other additional Notes of that series) for U.S. federal income tax purposes will have a separate CUSIP, ISIN, common code or other identifying number, as applicable.
The Issuer issued the Notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The May 2029 Notes will mature on May 8, 2029, the February 2032 Notes will mature on February 11, 2032, the May 2032 Notes will mature on May 8, 2032, the May 2036 Notes will mature on May 8, 2036, the February 2037 Notes will mature on February 11, 2037 and the February 2045 Notes will mature on February 11, 2045.
Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period. Interest on the Notes is computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the Series Issue Date, if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period.
Interest on the May 2029 Notes accrues at the rate of 3.550% per annum. Interest on the May 2029 Notes is payable annually in arrears on May 8. The Issuer will make each interest payment to the holders of record of the May 2029 Notes on the Business Day immediately preceding such interest payment date.
Interest on the February 2032 Notes accrues at the rate of 3.150% per annum. Interest on the February 2032 Notes is payable annually in arrears on February 11, commencing on February 11, 2026. The Issuer will make each interest payment to the holders of record of the February 2032 Notes on the Business Day immediately preceding such interest payment date.
Interest on the May 2032 Notes accrues at the rate of 3.700% per annum. Interest on the May 2032 Notes is payable annually in arrears on May 8. The Issuer will make each interest payment to the holders of record of the May 2032 Notes on the Business Day immediately preceding such interest payment date.
Interest on the May 2036 Notes accrues at the rate of 3.850% per annum. Interest on the May 2036 Notes is payable annually in arrears on May 8. The Issuer will make each interest payment to the holders of record of the May 2036 Notes on the Business Day immediately preceding such interest payment date.

Interest on the February 2037 Notes accrues at the rate of 3.500% per annum. Interest on the February 2037 Notes is payable annually in arrears on February 11, commencing on February 11, 2026. The Issuer will make each interest payment to the holders of record of the February 2037 Notes on the Business Day immediately preceding such interest payment date.
Interest on the February 2045 Notes accrues at the rate of 3.800% per annum. Interest on the February 2045 Notes is payable annually in arrears on February 11, commencing on February 11, 2026. The Issuer will make each interest payment to the holders of record of the February 2045 Notes on the Business Day immediately preceding such interest payment date.
Payments of principal of and interest on the Notes issued in book-entry form or definitive form, if any, will be made as described below under the caption “—Methods of Receiving Payments on the Notes.”
Each series of Notes initially is deposited with a common depositary and evidenced by one or more global notes registered in the name or held by the common depositary for the accounts of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) or its nominee.
Methods of Receiving Payments on the Notes
If a holder of a definitive note has given wire transfer instructions to the Issuer and the Issuer is the paying agent, the Issuer will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions until given written notice to the contrary. All other payments on the Notes will be made at the Corporate Trust Office of the Trustee, unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the books and records of the registrar.
Paying Agent and Registrar for the Notes
The Trustee initially acts as paying agent, registrar and transfer agent where Notes may be presented for payment. The Issuer may change the paying agent, registrar or transfer agent without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of Euroclear or Clearstream, as applicable, or to a successor of Euroclear or Clearstream, as applicable, or its nominee.
A holder of a definitive note may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes relating to, arising out of, or in connection with such transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption
Prior to the applicable Par Call Date with respect to each series of Notes, the Issuer may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•100% of the principal amount of the Notes to be redeemed; and
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, not including any portion of these payments of interest accrued as of the date of which the notes are to be redeemed, discounted to the redemption date (assuming that such Notes matured on their applicable Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 15 basis points in the case of the May 2029 Notes, 15 basis points in the case of the February 2032 Notes, 20 basis points in the case of the May 2032 Notes, 20 basis points in the case of the May 2036 Notes, 20 basis points in the case of the February 2037 Notes and 20 basis points in the case of the February 2045 Notes less (b) unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately preceding bullet point, the “Make-Whole Premium”);
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date with respect to each series of Notes, the Issuer may redeem the Notes of such series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to the applicable Par Call Date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.
“Par Call Date” means (i) with respect to the May 2029 Notes, April 8, 2029 (one month prior to the maturity date of such May 2029 Notes), (ii) with respect to the February 2032 Notes, November 11, 2031 (three months prior to the maturity date of such February 2032 Notes), (iii) with respect to the May 2032 Notes, February 8, 2032 (three months prior to the maturity date of such May 2032 Notes), (iv) with respect to the May 2036 Notes, February 8, 2036 (three months prior to the maturity date of such May 2036 Notes), (v) with respect to the February 2037 Notes, November 11, 2036 (three months prior to the maturity date of such February 2037 Notes) and (vi) with respect to the February 2045 Notes, August 11, 2044 (six months prior to the maturity date of such February 2045 Notes).
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
The Trustee shall have no responsibility whatsoever for calculating the redemption price for any Note.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes of a series or portions thereof called for redemption on the applicable redemption date. At or before 10:00 a.m. (London time) on the redemption date, the Issuer will deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected in accordance with the procedures of Euroclear or Clearstream, as applicable.
For the avoidance of doubt, the requirement to pay any Make-Whole Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.
The Notes of each series are also subject to redemption if certain events occur involving United States taxation. See “—Tax Redemption.”
Additional Amounts
All payments under or in respect of the Notes, or under or in respect of any Note Guarantee, will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event any such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Issuer will pay to the holder of any Note such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount of each payment received by each beneficial owner (including upon redemption) that is a “Non-U.S. Holder” or an entity or arrangement treated as a partnership for U.S. federal income tax purposes one or more of the partners of which is a Non-U.S. Holder, after deduction or withholding for or on account of such Taxes, by any applicable withholding agent (including any such withholding or deduction in respect of Additional Amounts), will equal the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.
However, the Issuer’s obligation to pay Additional Amounts shall not apply to:
(a)    any Taxes which would not have been so imposed but for:
(1)    the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been physically present in the United States or having had a permanent establishment in the United States, except, in each case, for any connection arising from the acquisition, ownership or disposition of Notes, the receipt of payments thereunder, or under any Note Guarantee, or the enforcement of rights in respect of any Note or any Note Guarantee;
(2)    the failure of such holder or beneficial owner to comply with any requirement under U.S. tax laws and regulations to establish any entitlement to a partial or complete exemption from such Taxes to which such holder or beneficial owner is legally entitled (including, but not limited to, by providing Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, as applicable, or any subsequent versions thereof or successor thereto); or

(3)    such holder’s or beneficial owner’s present or former status under the Internal Revenue Code as a personal holding company, a foreign personal holding company, a CFC, a passive foreign investment company, a foreign tax exempt organization or a corporation which accumulates earnings to avoid U.S. federal income tax;
(b)    any Taxes imposed by reason of the holder or beneficial owner:
(1)    owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s or Parent’s stock, as described in Section 871(h)(3)(B) of the Internal Revenue Code;
(2)    being a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; or
(3)    being a CFC that is related to the Issuer by stock ownership within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code;
(c)    any Taxes which would not have been so imposed but for the presentation by the holder or beneficial owner of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period;
(d)    any estate, inheritance, gift, sales, transfer, personal property, wealth, excise or similar Taxes;
(e)    any Taxes which are payable otherwise than by withholding in respect of any payment on such Note;
(f)    any Taxes which are payable by a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
(g)    any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;
(h)    any Taxes imposed under current Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions that are substantially comparable) and any current or future regulations or official interpretations thereof, and any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing;
(i)    any U.S. federal backup withholding Taxes imposed pursuant to Section 3406 of the Internal Revenue Code; or
(j)    any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).
Any reference in this summary, in the Indenture or in the Notes or any Note Guarantee to any payment in respect of the Notes or any Note Guarantee (including upon redemption) shall be deemed to refer also to any Additional Amounts which may be payable under the provisions of this section.
Except as specifically provided herein, the Issuer will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

Tax Redemption
The Notes of any series may be redeemed at the Issuer’s option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes of the applicable series to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 10 nor more than 60 days’ notice in accordance with “Selection and Notice” below if:
(a)    the Issuer has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, or interpretation of such laws, regulations or rulings (including by virtue of a holding of a court of competent jurisdiction), which change or amendment is announced and becomes effective on or after April 30, 2024 (in the case of the May 2029 Notes, the May 2032 Notes and the May 2036 Notes) or February 4, 2024 (in the case of the February 2032 Notes, the February 2037 Notes and the February 2045 Notes), or
(b)    any action shall have been taken by a taxing authority, or any decision has been rendered by a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any such actions specified in (a) above, whether or not such action was taken or brought, or such decision was rendered, with respect to the Issuer, in any such case on or after April 30, 2024, which action or decision results in a substantial likelihood that the Issuer will be required to pay Additional Amounts on the next interest payment date.
However, no such notice of redemption shall be given (1) earlier than 90 days prior to the earliest date on which the Issuer would be, in the case of a redemption for the reasons specified in (a) above, or on which there would be a substantial likelihood that the Issuer would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the Notes were then due and (2) unless, at the time such notification of redemption is given, such circumstances remain in effect.
Prior to the publication of any notice of redemption pursuant to this section, the Issuer will deliver to the Trustee:
(1)    a certificate signed by one of the Issuer’s duly authorized officers stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Issuer’s right to redeem have occurred, and
(2)    in the case of a redemption for the reasons specified in (a) or (b) above, a written opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Issuer will be required to pay such Additional Amounts as a result of such action or decision, as the case may be.
Such notice, once delivered by the Issuer to the Trustee, will be irrevocable.
Prescription
Under New York’s statute of limitations, any legal action to enforce the payment obligations evidenced by the Notes must be commenced within six years after the payment thereof is due; thereafter the payment obligations will generally become unenforceable. In addition, the Indenture prohibits the Trustee and the holders from accelerating the obligations under the Notes with respect to or as a result of an Event of Default consisting of any action taken, and reported publicly or to holders of Notes, more than two years prior to the declaration of such acceleration.

Selection and Notice
If less than all of the Notes of a series are to be redeemed, the Trustee will select Notes of such series for redemption on a pro rata or by lot basis unless otherwise required by law or applicable stock exchange or depositary requirements.
No Notes of €100,000 or less can be redeemed in part. Notices of redemption will be sent electronically or mailed by first class mail at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a series or a satisfaction and discharge of the Indenture with respect to such series. Any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed). In addition, the Issuer may provide in such notice that payment of the redemption and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. If in definitive form, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original note. Except to the extent that a notice of redemption is conditional, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Certain Covenants
Liens
The Issuer will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien securing Indebtedness for Borrowed Money upon any of its or any Material Subsidiary’s Principal Property or upon Capital Stock or Indebtedness of any Material Subsidiary that directly owns any Principal Property, except Permitted Liens, unless the Notes are equally and ratably secured with (or, at the Issuer’s option, on a senior basis to) the Indebtedness for Borrowed Money so secured. Any Lien created for the benefit of the holders of the Notes pursuant to this paragraph is required to provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the Notes.
For purposes of determining compliance with this “Liens” covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens, but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this “Liens” covenant and the definition of “Permitted Liens.”
Merger, Consolidation or Sale of Assets
The Issuer will not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of (including, in each case, by way of division) all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)    either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed; and
(3)    immediately after such transaction, no Default or Event of Default exists.
Upon any consolidation or merger, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, this “Merger, Consolidation or Sale of Assets” covenant, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, the Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer therein. When the successor Person assumes all of the Issuer’s obligations under the Indenture, the Issuer shall be discharged from its obligations under the Indenture, including the obligation to pay the principal of or interest or premium, if any, on the Notes.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to (and the following shall be permitted notwithstanding such covenant):
(1)    a merger of the Issuer with a direct or indirect Subsidiary of Parent solely for the purpose of reincorporating the Issuer in another jurisdiction in the United States so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby; or
(2)    any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Parent will file a copy of each of the Parent reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):
(1)    all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports;
provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and any holder of Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in the prospectus supplement pursuant to which the Notes were offered and sold. The Issuer will comply with §314(a) of the Trust Indenture Act.
If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on intralinks.com or another website within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods).
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default and Remedies” until 150 days after the receipt of the written notice delivered thereunder.
For so long as any Notes remain outstanding, if at any time Parent is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”).
Delivery of such reports, information or documents to the Trustee shall be considered for informational purposes only, and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).
Events of Default and Remedies
Each of the following is an “Event of Default” in respect of the Notes of a series:
(1)    default for 30 days in the payment when due of interest on the Notes of such series;
(2)    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;
(3)    failure by the Issuer or any of its Subsidiaries for 30 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;
(4)    failure by the Issuer or any of its Subsidiaries for 90 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with any of the other agreements in the Indenture (other than those described in clauses (1), (2) and (3) above);
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which Indebtedness for borrowed money is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness at the later of final maturity and the expiration of any related applicable grace period (a “Payment Default”); or
(b)    results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount equal to the greater of $1,500.0 million and 0.675% of Consolidated Total Assets of Parent determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions or more, in each case for so long as such failure or acceleration is continuing;
(6)    failure by the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to the greater of $1,500.0 million and 0.675% of Consolidated Total Assets of Parent determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions (to the extent not covered by indemnities or insurance), which judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;
(7)    the Issuer or any of its Significant Subsidiaries, or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(a)    commences a voluntary case or proceeding;
(b)    consents to the entry of an order for relief against it in an involuntary case;
(c)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(d)    makes a general assignment for the benefit of its creditors; or
(e)    generally is not paying its debts as they become due;
(8)    a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:
(a)    is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer in an involuntary case;
(b)    appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or
(c)    orders the liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer;
(d)    and the final order or decree remains unstayed and in effect for 60 consecutive days; and
(9)    except as permitted by the Indenture, (a) any Note Guarantee of a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer with respect to Notes of such series (i) is held in any judicial proceeding to be unenforceable or invalid or (ii) ceases for any reason to be in full force and effect, or (b) any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes of such series will become due and payable immediately without further action or notice. However, the effect of such provisions may be limited by applicable laws. If any other Event of Default occurs and is continuing with respect to any series of Notes, the Trustee or the holders, with a copy to the Trustee, of at least 30% in aggregate principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately; provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration.
Subject to certain limitations, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default in the payment of the principal of, or the interest or premium, if any, on the Notes of such series.
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Notes Documents at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a holder may pursue a remedy with respect to the Indenture or the Notes of any series only if:
(1)    such holder gives to the Trustee written notice that an Event of Default is continuing;
(2)    holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee;
(3)    such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
(4)    the Trustee does not comply with the request within 90 days after receipt of the request and the offer of indemnity or security; and
(5)    during such 90-day period, holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request.
The holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may, on behalf of all holders of Notes of that series, rescind an acceleration or waive any existing Default or Event of Default in respect of such series of Notes and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
The Issuer and each Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Within 30 days after becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default unless such Default or Event of Default has been cured or waived in such period.

No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of any Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officer’s certificate, elect to have all of its obligations discharged with respect to the outstanding Notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees with respect to such series (“Legal Defeasance”) and cure all then existing Defaults and Events of Defaults except for:
(1)    the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, the Notes when such payments are due from the trust referred to below;
(2)    the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment of money for security payments held in trust;
(3)    the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)    the Legal Defeasance and Covenant Defeasance provisions of the Indenture.
In addition, the Issuer may, at its option and at any time with respect to any series of Notes, elect to have the obligations of the Issuer and the Guarantors released with respect to the provisions of the Indenture described above under the caption “—Certain Covenants” (other than the covenant described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”) (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to such Notes. In the event Covenant Defeasance occurs with respect to any series of Notes in accordance with the Indenture, the Events of Default described under clauses (3) through (9) (in the case of clauses (7) and (8), only with respect to the Issuer’s Subsidiaries) under the caption “—Events of Default and Remedies,” in each case, will no longer constitute an Event of Default.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:
(1)    the Issuer must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the holders of such series of Notes, cash in euros, European Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date; provided that in connection with any Legal Defeasance or Covenant Defeasance that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to premium calculated as of the date of the deposit, with any deficit as of the maturity date only required to be deposited with the Trustee on or prior to the maturity date;

(2)    in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date Notes of such series were first issued, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Event of Default has occurred and is continuing with respect to such series of Notes on the date of such deposit (other than an Event of Default resulting from the borrowing of funds, or the imposition of Liens in connection therewith, to be applied to such deposit, or an Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the deposit will not otherwise result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)    the Issuer must deliver to the Trustee an officer’s certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;
(7)    the Issuer must deliver to the Trustee an officer’s certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
(8)    the Issuer must deliver to the Trustee an opinion of counsel (which may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2) and (3) of this paragraph, as applicable, have been complied with.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the applicable Indenture with respect to the Notes of any series or the related Note Guarantees of the Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes of such series), and any existing Default or Event of Default or compliance with any provision of the applicable Indenture with respect to such Notes or the related Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series).
Without the consent of each holder of Notes of the applicable series affected, an amendment, supplement or waiver may not (with respect to any Notes of a particular series held by a non-consenting holder):

(1)    reduce the principal amount of Notes of such series whose holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to the redemption of the Notes of such series (except with respect to notice periods for redemption);
(3)    reduce the rate of or change the time for payment of interest on any Note of such series;
(4)    waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes of such series (except a rescission of acceleration of the Notes of such series by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note of such series payable in money other than that stated in the Notes of such series;
(6)    make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes of such series to receive payments of principal of, or interest or premium, if any, on, the Notes of such series;
(7)    waive a redemption payment with respect to any Note of such series;
(8)    release any Guarantor from any of its obligations under its related Note Guarantee of the Notes of such series or the applicable Indenture, except in accordance with the terms of such Indenture; or
(9)    make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the applicable Indenture, the Notes of such series or the related Note Guarantees:
(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations under the Indenture to holders of Notes of such series and related Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(4)    to effect the release of a Guarantor from its Note Guarantee in respect of such series of Notes and the termination of such Note Guarantee, all in accordance with the provisions of the applicable Indenture governing such release and termination;
(5)    to add any Guarantor or Note Guarantee or to provide for collateral to secure such series or any Note Guarantee in respect of the Notes of any series;
(6)    to make any change that would provide any additional rights or benefits to the holders of Notes of such series or that does not adversely affect the legal rights under the Indenture of any such holder in any material respect;
(7)    to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)    to change or eliminate any of the provisions of the applicable Indenture; provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(9)    to provide for the issuance of and establish forms and terms and conditions of a new series of Notes as permitted by the Base Indenture;
(10)    to conform the text of the applicable Indenture, any Notes or any related Note Guarantees to any provision of the “Description of Notes” section of the prospectus supplement applicable to such Notes at the time of the initial sale thereof, in each case, as conclusively evidenced by an officer’s certificate;
(11)    to provide for the issuance of additional Notes of such series, provided that such additional Notes have the same terms as, and be deemed part of the same series as, the Notes of such series to the extent required under the applicable Indenture;
(12)    to evidence and provide for the acceptance of and appointment by a successor trustee or collateral trustee with respect to the Notes of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;
(13)    to allow any Guarantor of the Notes of such series to execute a supplemental indenture providing a Note Guarantee with respect to the Notes of such series; and
(14)    to issue exchange notes and related note guarantees as provided for in any registration rights agreement relating to the notes of any series.
The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under, “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.
Satisfaction and Discharge
The applicable Indenture will be discharged and will cease to be of further effect as to the Notes of a series issued thereunder, when:
(1)    either:
(a)    all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for payment of which money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)    all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in euros, European Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal of, and premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date;
(2)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes of such series; and
(3)    the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver to the Trustee (a) an officer’s certificate, stating that all conditions precedent set forth in the Indenture have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in the Indenture have been satisfied.
Issuance in Euro
All payments of interest and principal, including payments made upon any redemption of such Notes, are payable in euros. If, at any time, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the Note Guarantees as required pursuant to the Indenture will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recently available market exchange rate for euro, as determined in the Issuer’s sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing, nor shall the Trustee or the paying agent be responsible for determining the unavailability of euro. For the Avoidance of doubt, the Trustee and paying agent may conclusively rely on the determination of the Issuer to pay the Notes and the Note Guarantees in U.S. Dollars.
Book-Entry, Delivery and Form
The Notes are initially represented by one or more fully registered global notes. Each such global note has been deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. A person owning a beneficial interest in a Note may hold its interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes are reflected in the book-entry records of Clearstream and Euroclear.
Except as provided below, owners of beneficial interests in the Notes are not entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a

Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes. Neither the Trustee nor any of its respective agents or affiliates will have any responsibility for the performance by Clearstream, Euroclear or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations. The Trustee has no liability or responsibility for the action or inaction of Clearstream or Euroclear or any other depositary. Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems.
Certificated Notes
The Issuer will issue Notes to a person owning a beneficial interest in a Note or its nominees, in fully certificated registered form, only if (1) the Issuer advises the Trustee in writing that the depositary is no longer willing or able to discharge its responsibilities properly, and the Issuer is unable to locate a qualified successor within 90 days; (2) an Event of Default has occurred and is continuing under the indenture; or (3) the Issuer, at its option, elects to terminate the book-entry system. If any of the three above events occurs, the Trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated Notes as holders under the Indenture.
Unless and until the Issuer issues the Notes in fully certificated, registered form, (1) a person owning a beneficial interest in a Note will not be entitled to receive a certificate representing its interest in the Notes; (2) all references in this summary to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this summary to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to persons owning beneficial interests in Notes in accordance with its policies and procedures.
Governing Law
The Indenture, the Notes and the Note Guarantees are governed by the laws of the State of New York.
Concerning the Trustee
The Issuer and the Guarantors maintain ordinary banking relationships with Deutsche Bank Trust Company Americas and its affiliates.
If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee or resign.
The holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs.
Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes of the applicable series, unless such holder has offered to the Trustee security and indemnity satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 1.1 et seq.), as amended from time to time.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors or managing member of the general partner of the partnership;
(3)    with respect to a limited liability company, the manager, managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means, unless otherwise provided by board resolution, officer’s certificate or Supplemental Indenture for a particular series, any day except a Saturday, Sunday, or legal holiday in the City of New York or London or in any place of payment with respect to the Notes on which banking institutions are authorized or required by law, regulation or executive order to close, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.
“Business Combination” means the acquisition by Parent or any of its subsidiaries, whether directly or indirectly, of Sprint.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of an exempted company, shares;
(4)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(5)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Captive Insurance Subsidiary” means any direct or indirect Subsidiary of the Issuer that bears financial risk or exposure relating to insurance or reinsurance activities (including without limitation the Reinsurance Entity) and any segregated accounts associated with any such Person.

“Cash Equivalents” means:
(1)    United States dollars, pounds sterling, euros, Canadian dollars, Swiss francs, the national currency of any member state of the European Union or any other foreign currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the government of the United States of America, Canada, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada, the United Kingdom, Switzerland or the relevant member state of the European Union, as the case may be, is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;
(3)    demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million (or the foreign currency equivalent thereof), in the case of non-U.S. banks;
(4)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;
(6)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or by any political subdivision or agency or instrumentality of the foregoing, rated at least “A” (or the equivalent thereof) by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;
(7)    auction rate securities rated at least “AA-” or “Aa3” (or the equivalent thereof) by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;
(8)    investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;
(9)    any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and
(10)    deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations, and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions, as of the date of the most recent balance sheet of the Issuer.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Capital Stock of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions.
“Consolidated Total Assets” means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP, as determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions.
“Corporate Trust Office of the Trustee” means, solely for purposes of presenting Notes, Deutsche Bank Trust Company Americas located at 1 Columbus Circle, 17th Floor, Mail Stop NYC01-1710, New York, NY 10019, and, for all other purposes, the office of the Trustee at which any time its corporate trust business will be administered, which at the date hereof is located at 1 Columbus Circle, 17th Floor, Mail Stop NYC01-1710, New York, NY 10019, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Issuer).
“Credit Agreement” means (a) the Second Amended and Restated Credit Agreement, dated January 5, 2026, by and among the Issuer, the lenders, swingline lenders and L/C issuers party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (b) any agreement (and related document) governing indebtedness which is incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Crown Towers Transaction Agreements” means (i) the Master Agreement, dated as of September 28, 2012 (as the same may be amended, modified or supplemented from time to time) among the Issuer, Crown Castle International Corp., a Delaware corporation, and certain Subsidiaries of the Issuer; and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Deutsche Telekom” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.
“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“European Government Obligations” means (A) any security that is (1) a direct and unconditional obligation of the European Union, (2) backed by the European Union’s budgetary and cash resources and by the European Commission’s right to call for additional resources from member states, (3) a direct obligation of any member state of the European Union, for the payment of which the full-faith-and-credit of such country is pledged or (4) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country, the payment of which is unconditionally guaranteed as a full-faith-and-credit obligation by such country, which, in any case under the preceding clauses (1) through (4), is not callable or redeemable at the option of the issuer thereof and (B) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (A) above or in any specific principal or interest payments due in respect thereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means any Subsidiary of Parent that is, at any time of determination, (i) not a Wholly-Owned Subsidiary, (ii) an Immaterial Subsidiary, (iii) a Foreign Subsidiary, (iv) a Domestic Subsidiary that is (x) a FSHCO or (y) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (v) an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement, (vi) a not-for-profit Subsidiary, (vii) a Captive Insurance Subsidiary, (viii) a special purpose securitization vehicle (or similar entity), including any Permitted Receivables Financing Subsidiary, any Permitted Spectrum Financing Subsidiary or any Permitted Tower Financing Subsidiary, or any of their respective Subsidiaries, (ix) prohibited from guaranteeing the Obligations by any applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or by any contractual requirement existing on the date of the Base Indenture or on the date of the acquisition of such Subsidiary or the date such Subsidiary became a “Restricted Subsidiary” or the equivalent thereof under the Credit Agreement (in each case not created in contemplation of such acquisition or of such Restricted Subsidiary becoming such a Restricted Subsidiary) (and for so long as such restriction or any replacement or renewal thereof is in effect), including any requirement to obtain the consent, approval, license or authorization of a Governmental Authority or third party (other than a Note Party or “Restricted Subsidiary” under the Credit Agreement) (unless such consent, approval, license or authorization has been obtained), (x) [reserved], (xi) with respect to which the provision of a guarantee would, in the reasonable good faith determination of the Issuer in consultation with the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding), be expected to result in materially adverse tax or regulatory consequences to the Issuer, Parent or any of their respective Subsidiaries or (xii) with respect to which the Issuer and the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding) reasonably determine the cost or other consequences of providing a guarantee is likely to be excessive in relation to the value to be afforded thereby; provided that, notwithstanding the foregoing, (a) the Issuer may in its sole discretion designate any Excluded Subsidiary as a Subsidiary Guarantor and may, thereafter, re-designate such Subsidiary as an Excluded Subsidiary (so long as such Subsidiary otherwise then qualifies as an Excluded Subsidiary pursuant to any of clauses (i) through (xii) above), upon which re-designation such Subsidiary shall automatically be released from its Note Guarantee.
“Existing ABS Notes” means the 5.050% Class A senior asset-backed notes, the 4.250% Class A senior asset-backed notes, the 4.740% Class A senior asset-backed notes and the 4.340% Class A senior asset-backed notes, each issued by a wholly-owned subsidiary of the Issuer.
“Existing Receivables Financing Subsidiaries” means each of T-Mobile Airtime Funding LLC, T-Mobile Handset Funding LLC, SFE 1, LLC and SFE 2, LLC, together with their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum Financing Documents” means the Existing Sprint Spectrum-Backed Notes, the Existing Sprint Spectrum Indenture, the Spectrum Performance Agreement, the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, among certain of the Existing Sprint Spectrum Note Entities, Sprint Communications, and the other parties thereto, each “Transaction Document” (as defined in the Existing Sprint Spectrum Indenture) and each other document related thereto, in each case as amended, supplemented or otherwise modified from time to time.
“Existing Sprint Spectrum Indenture” means the Indenture, dated as of October 27, 2016, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and Deutsche Bank Trust

Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time, including as supplemented with respect to each series of Existing Sprint Spectrum-Backed Notes.
“Existing Sprint Spectrum Issuers” means Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and their successors and assigns.
“Existing Sprint Spectrum Note Entities” means, collectively, each of Sprint Spectrum Depositor LLC, Sprint Spectrum Depositor II LLC, Sprint Spectrum Depositor III LLC, Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC, Sprint Spectrum PledgeCo LLC, Sprint Spectrum PledgeCo II LLC, Sprint Spectrum PledgeCo III LLC, Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum-Backed Notes” means the Existing Sprint Spectrum Issuers’ Series 2018-1 4.738% Senior Secured Notes, Class A-1 (the amount remaining outstanding under which was repaid in full on January 13, 2025), Series 2018-1 5.152% Senior Secured Notes, Class A-2, Series 2016-1 3.360% Senior Secured Notes, Class A-1 (the amount remaining outstanding under which was repaid in full on August 20, 2021), and any other note or series of notes issued under the Existing Sprint Spectrum Indenture from time to time.
“Existing Sprint Unsecured Notes” means the notes issued under the Sprint Capital Corporation Indenture .
“Existing T-Mobile Unsecured Notes” means the notes issued under the T-Mobile 2013 Indenture, T-Mobile 2020 Indenture and T-Mobile 2022 Indenture.
“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Issuer’s Board of Directors or a senior officer of the Issuer, which determination shall be conclusive; provided that, with respect to the May 2029 Notes, the May 2032 Notes and the May 2036 Notes, any sale, lease, license or other disposition of assets in connection with the Business Combination (including any required regulatory divestitures) shall be deemed to be for Fair Market Value regardless of whether such sale, lease, license or other disposition meets the requirement of this definition.
“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.
“FCC Licenses” means all licenses or permits now or hereafter issued by the FCC.
“Financing Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a financing lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Foreign Subsidiary” means any Subsidiary of Parent other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.
“FSHCO” means any Subsidiary of Parent that owns no material assets (directly or through Subsidiaries) other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries that are CFCs.
“GAAP” means generally accepted accounting principles as in effect on the date of any calculation or determination required under the Notes of the applicable series or the Indenture. Notwithstanding the foregoing, at any time, (i) the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP or parts of the Accounting Standards Codification or “ASC” shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture) and (ii) the Issuer, on any date, may elect to establish that GAAP shall mean GAAP as in effect on such date; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of outstanding Notes.
“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority, including but not limited to FCC Licenses.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the date of the Base Indenture or entered into in connection with any acquisition or disposition permitted under the Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.
“Guarantor” means, with respect to the Notes of any series, any Person who has guaranteed the obligations of the Issuer under the Indenture until released from its Note Guarantee pursuant to the provisions of the Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, and any guarantee in respect thereof.
“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors and successors, as adopted by the European Union, as in effect from time to time.
“Immaterial Subsidiary” means any Subsidiary of the Issuer that at any time has Consolidated Total Assets accounting for less than 2.50% of the Issuer’s Consolidated Total Assets; provided that the aggregate Consolidated Total Assets of all Immaterial Subsidiaries shall not at any time exceed 5.00% of the Issuer’s Consolidated Total Assets.

“incur” means create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise. The term “incurrence” has a correlative meaning.
“Indebtedness” means, with respect to any specified Person, without duplication,
(a)    any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Financing Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable or escrow for obligations, including indemnity obligations; or
(6)    representing any Hedging Obligations; and
(b)    any financial liabilities recorded in respect of the upfront proceeds received in connection with Permitted Tower Financing;
in each case, if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the following shall not constitute Indebtedness: (1) accrued expenses and trade accounts payable arising in the ordinary course of business; (2) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust, escrow or account created or pledged for the sole benefit of the holders of such indebtedness, and in accordance with the other applicable terms of the instrument governing such indebtedness; (3) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; (4) any obligation arising from any agreement providing for indemnities, Guarantees, escrows, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; (5) Standard Securitization Undertakings and obligations incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to Parent, the Issuer or any of the “Restricted Subsidiaries” under the Credit Agreement other than (A) one or more Permitted Receivables Financing Subsidiaries and (B) pursuant to Standard Securitization Undertakings; (6) accruals for payroll and other liabilities accrued in the ordinary course of business; (7) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller; (8) all intercompany liabilities among the Issuer and/or the Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and (9) any operating lease that must be recognized on the balance sheet of such Person as a lease liability and right-of-use asset in accordance with the Financial Accounting Standards Board Update No. 2016-02, dated February 2016 (Leases (Topic 842)), which adopts Accounting Standards Codification 842.

The amount of any Indebtedness outstanding as of any date will be:
(a)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)    in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable (giving effect to netting) by such Person at such time;
(c)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(d)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)    the Fair Market Value of such assets at the date of determination; and
(ii)    the amount of the Indebtedness of the other Person.
“Indebtedness for Borrowed Money” means, with respect to any specified Person, without duplication, the Indebtedness described in clauses (a)(1) and (a)(2) of the definition of “Indebtedness.”
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including affiliates) in the forms of loans (including Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement sells or otherwise disposes of any Capital Stock of any direct or indirect Wholly-Owned Subsidiary that is a “Restricted Subsidiary” under the Credit Agreement such that, after giving effect to any such sale or disposition, such Person is no longer a “Restricted Subsidiary” under the Credit Agreement, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such “Restricted Subsidiary” under the Credit Agreement. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means the effective date of the Supplemental Indenture pursuant to which the first series of Notes is issued under the Base Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof; provided that in no event shall an operating lease in and of itself constitute a Lien.
“Material Subsidiary” means any Person that is a Domestic Subsidiary if, as of the date of the most recent balance sheet of the Issuer, the aggregate amount of securities of, loans and advances to, and other investments in, such Person held by the Issuer and its Subsidiaries exceeded 10% of the Issuer’s Consolidated Net Worth, provided that any Subsidiary that is at any time designated as an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement shall not constitute a “Material Subsidiary” for any purpose hereof.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not treated as: (i) an individual who is a citizen or resident of the United

States; (ii) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
“Note Guarantee” means, with respect to the Notes of any series, the Guarantee by each Guarantor of obligations of the Issuer with respect to the Notes of such series under the Indenture and under the Notes of such series.
“Note Parties” means, collectively, the Issuer and the Guarantors.
“Notes Documents” means the Indenture, the Notes, the Note Guarantees and any other agreements or documents entered into in connection with the Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest, fees or expenses which accrue after the commencement of any bankruptcy case or proceeding, whether or not allowed or allowable as a claim in any such case or proceeding).
“Permitted Acquisition” means:
(1)    any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment:
(i)    such Person becomes a Subsidiary of the Issuer; or
(ii)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets or any division or business unit to, or is liquidated into, the Issuer or a Subsidiary of the Issuer; and
(2)    acquisitions of spectrum licenses.
“Permitted Liens” means:
(1)    Liens with respect to Obligations that do not exceed 15% of Consolidated Net Tangible Assets;
(2)    with respect to any Series of Notes, Liens existing on the Series Issue Date;
(3)    Liens on property of, or on any Capital Stock of, a Person existing at the time such Person becomes a Subsidiary of Issuer or is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer;
(4)    Liens in favor of the Issuer, any Guarantor or any Domestic Subsidiary;
(5)    Liens in favor of the United States of America, any State thereof, any foreign country or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(6)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction or improvement cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the later of the acquisition of such property or the completion of any such construction or improvement for the purpose of financing all or any part of the purchase price or construction or improvement cost thereof; and
(7)    Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien included or incorporated by reference in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that:
(a)    the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and
(b)    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge.
“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary the terms of which (including financing terms, covenants, termination events and other provisions) (a) have been negotiated at arm’s length and (b) are, in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, in the aggregate economically fair and reasonable to the Issuer and its Subsidiaries.
“Permitted Receivables Financing Assets” means financial assets, including accounts receivable, chattel paper and other payment rights, and related assets (including contract rights and insurance payments), and the proceeds thereof.
“Permitted Receivables Financing Subsidiary” means, collectively, (i) each Existing Receivables Financing Subsidiary, (ii) each other Wholly-Owned Subsidiary of the Issuer that engages in no material activities other than in connection with Permitted Receivables Financings and any business or activities incidental or related to such business and (iii) any other Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Issuer or any of its Subsidiaries makes an Investment and to which the Issuer or any of its Subsidiaries transfers Permitted Receivables Financing Assets that engages in no material activities other than in connection with Permitted Receivables Financings, and any business or activities incidental or related to such business, and in the case of clause (ii) or (iii) above which is designated by the Board of Directors of the Issuer (as provided below) as a Permitted Receivables Financing Subsidiary and in each case (a) no portion of the Indebtedness (contingent or otherwise) of which (i) is guaranteed by Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary or (to the extent that it might be deemed a guaranty) pursuant to Standard Securitization Undertakings, or (ii) is recourse to or obligates Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, (b) to which none of Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Permitted Spectrum Financing” means the transactions contemplated by the Existing Sprint Spectrum Financing Documents, including the issuance of any Existing Sprint Spectrum-Backed Notes.
“Permitted Spectrum Financing Subsidiary” means, collectively, (i) the Existing Sprint Spectrum Note Entities and (ii) any future special purpose vehicle Subsidiaries of the Issuer (including any “Depositors” and “Intermediate HoldCos”) formed as part of and for the purpose of consummating a future transaction similar to the Permitted Spectrum Financing, together with their successors and assigns and any Subsidiary thereof.
“Permitted Tower Financing” means the transactions contemplated by the Towers Transactions Agreements.
“Permitted Tower Financing Subsidiary” means any financing subsidiary formed in connection with a Permitted Tower Financing.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Phoenix Towers Transaction Agreements” means (i) the Purchase and Sale Agreement, dated as of July 30, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; (ii) the Purchase and Sale Agreement (PR Sale Sites), dated as of October 28, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; and (iii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.
“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office and the equipment located thereon which (a) is owned by the Issuer or any of its Subsidiaries; (b) has not been determined in good faith by the Board of Directors of the Issuer not to be materially important to the total business conducted by Issuer and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office).
“Pro Forma Transactions” means, (x) any incurrence or repayment of Indebtedness (other than working capital or Indebtedness incurred in the ordinary course of business), any Investment that results in a Person becoming a Subsidiary of the Issuer, any Permitted Acquisition or disposition that results in a Subsidiary ceasing to be a Subsidiary or any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Issuer or any Subsidiary of the Issuer, in each case whether by merger, consolidation, amalgamation or otherwise and in each case under this clause (x) with a Fair Market Value in excess of $25,000,000 and (y) any restructuring or cost saving, operational change or business rationalization initiative or other initiative.
“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the Notes of the applicable series for reasons outside of the control of the Issuer, any other “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Parent, the Issuer or any Subsidiary pursuant to which Parent, the Issuer or any Subsidiary of the Issuer may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by Parent, the Issuer or any Subsidiary of the Issuer) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of Parent, the Issuer or any Subsidiary of the Issuer.
“Refinancing” or “Refinance” shall mean, with respect to any Indebtedness, any other Indebtedness issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.
“Reinsurance Entity” means TMUS Assurance Corporation, a Hawaii corporation, and any successor thereto.
“Responsible Officer” means, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group thereto) or any other officer of the Trustee (or any successor group thereto) who customarily performs functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who has responsibility for the administration of the Indenture and (ii) as to any other Person, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or director of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or director of such Person. Unless otherwise qualified or the context otherwise requires, all references to a “Responsible Officer” mean a Responsible Officer of the Issuer.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and its successors.
“Series Issue Date” means, with respect to the May 2029 Notes, the May 2032 Notes and the May 2036 Notes, May 8, 2024 and, with respect to the February 2032 Notes, the February 2037 Notes and the February 2045 Notes, February 11, 2025.
“Significant Subsidiary” means, with respect to any specified Person, any Subsidiary of such Person that as of the end of the most recent fiscal quarter for which financial statements are available, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, of such Person.
“Spectrum” means frequencies of electromagnetic spectrum used to provide fixed or mobile communications services as licensed or authorized by the FCC.
“Spectrum Performance Agreement” means the SCI Payment and Performance Undertaking Agreement, dated as of October 27, 2016, between Sprint Communications, Sprint, the other grantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (as amended from time to time).
“Sprint” means Sprint LLC, formerly known as Sprint Corporation.
“Sprint Capital Corporation Indenture” means that certain Indenture, dated as of October 1, 1998, by Sprint Capital Corporation, Sprint and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, as amended, supplemented or otherwise modified from time to time.
“Sprint Communications” means Sprint Communications LLC, formerly known as Sprint Communications, Inc.
“Sprint Towers Transaction Agreements” means (i) the towers transactions agreements entered into prior to the Issue Date by Sprint and its affiliates and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities (including repurchase obligations in the event of a breach of representation and warranty) made or provided, and limited recourse guarantees, performance guarantees and servicing obligations undertaken, by the Issuer or any of its Subsidiaries in connection with a Permitted Receivables Financing, a Permitted Spectrum Financing or a Permitted Tower Financing of a character appropriate for the assets being securitized and which have been negotiated at arm’s length with an unaffiliated third party. For the avoidance of doubt, the undertakings included in the Existing Sprint Spectrum Financing Documents (and substantially similar undertakings to the foregoing in any similar arrangements) constitute Standard Securitization Undertakings.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of the Issuer.
“T-Mobile 2013 Indenture” means the Indenture, dated as of April 28, 2013, among the Issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time.
“T-Mobile 2020 Indenture” means the Indenture, dated as of April 9, 2020, among the Issuer, Parent, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time.
“T-Mobile 2022 Indenture” means the Indenture, dated as of September 15, 2022, among the Issuer, Parent, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time.
“Tower Obligations” means long-term financial obligations in the amount of the net proceeds received and recognized interest on the obligations pursuant to the Towers Transactions Agreements.
“Towers Transactions Agreements” means the Crown Towers Transaction Agreements, the Phoenix Towers Transaction Agreements and the Sprint Towers Transaction Agreements.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable legal requirements) is owned by such Person directly or through one or more Wholly-Owned Subsidiaries of such Person. Except if expressly otherwise specified, Wholly-Owned Subsidiary means a Wholly-Owned Subsidiary of the Issuer.
Description of USD Notes
In this section, “Notes” refers to the September 2069 Notes, the March 2070 Notes and the June 2070 Notes.

The following summary description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the indenture (the “Base Indenture”), dated as of September 15, 2022, among the Issuer, Parent and Deutsche Bank Trust Company Americas, as trustee (together with its successors and assigns, the “Trustee”), as supplemented (i) with respect to the September 2069 Notes by the Thirtieth Supplemental Indenture, dated as of August 5, 2025 (the “Thirtieth Supplemental Indenture”), (ii) with respect to the March 2070 Notes by the Thirty-First Supplemental Indenture, dated as of August 5, 2025 (the “Thirty-First Supplemental Indenture”) and (iii) with respect to the June 2070 Notes by the Thirty-Second Supplemental Indenture, dated as of August 5, 2025 (the “Thirty-Second Supplemental Indenture” and each of the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture and the Thirty-Second Supplemental Indenture, with respect to the applicable series, the “Supplemental Indenture”), in each case, among the Issuer, Parent, the Subsidiary Guarantors and the Trustee. In this summary, the term “Indenture” refers to the Base Indenture, as supplemented separately by the Supplemental Indenture for the applicable series of Notes, each of which are exhibits to Parent’s Annual Report on Form 10-K. The terms of the Notes of each series include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this summary, (i) the “Issuer” refers only to T-Mobile USA, Inc. and not to any of its Subsidiaries and (ii) “Parent” refers only to T-Mobile US, Inc. and not to any of its Subsidiaries (unless a successor Person shall have become the “Issuer” or “Parent” in accordance with the applicable provisions of the Indenture, if any, and thereafter the “Issuer” or “Parent” shall mean such successor Person).
The obligations and covenants of the Issuer described in this summary are only of the Issuer, and not of Parent. Although Parent is a guarantor of the Notes, Parent and any of its Subsidiaries that are not the Issuer or the Issuer’s Subsidiaries are generally not subject to any of the obligations and covenants described hereunder.
The registered holder of a Note is treated as the owner of such Note for all purposes. Only registered holders have rights under the Indenture.
General
The Notes of each series:
•are general unsecured, unsubordinated obligations of the Issuer;
•are senior in right of payment to any future indebtedness of the Issuer to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to the Notes;
•rank equal in right of payment with any of the Issuer’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, the obligations under the Credit Agreement, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes and the Tower Obligations;
•are effectively subordinated to all existing and future secured indebtedness of the Issuer, to the extent of the value of the Issuer’s assets securing such indebtedness;
•are structurally subordinated to all of the liabilities and other obligations of the Issuer’s subsidiaries that are not obligors with respect to the Notes, including the Existing ABS Notes, the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations; and
•are unconditionally guaranteed on a senior unsecured basis by Parent and the Subsidiary Guarantors.
The Note Guarantees
The Notes are guaranteed (i) initially by Parent and any Wholly-Owned Subsidiary of the Issuer that (x) is not an Excluded Subsidiary and (y) is an obligor under the Credit Agreement and (ii) by any future direct or indirect Subsidiary of Parent that is not a Subsidiary of the Issuer or any other Guarantor that directly or indirectly owns Capital Stock of the Issuer. The initial guarantors include the Issuer’s Domestic Subsidiaries that are Wholly-Owned Subsidiaries of the Issuer (other than special purpose securitization entities, Immaterial Subsidiaries and the

Reinsurance Entity), including each of Sprint and its Subsidiaries that meet the foregoing requirements. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.
Each Note Guarantee of the Notes by a Guarantor:
•is a general unsecured, unsubordinated obligation of such Guarantor;
•is senior in right of payment to any future indebtedness of that Guarantor to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to such Guarantor’s Note Guarantee;
•is equal in right of payment with any of the Guarantor’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Credit Agreement, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes;
•is effectively subordinated to any Guarantor’s existing and future secured indebtedness to the extent of the value of the assets of such Guarantor securing such indebtedness; and
•is structurally subordinated to all of the indebtedness and other obligations of any Subsidiaries of such Guarantor that are not obligors with respect to the Notes.
In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay their trade creditors and the holders of their other debt and obligations before they will be able to distribute any of their assets to the Issuer.
The Note Guarantee of a Guarantor will be automatically and unconditionally released in respect of the Notes of any series:
(1)    only in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor (i) is not, (ii) is released or relieved as, or (iii) ceases (or substantially concurrently will cease) to be, a borrower or guarantor under the Credit Agreement, except by or as a result of payment under such guarantee or direct obligation;
(2)    only in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor;
(3)    only in the case of a Subsidiary Guarantor, if for any reason such Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary of the Issuer; provided, that any Subsidiary Guarantor that ceases to constitute a Subsidiary Guarantor or becomes an Excluded Subsidiary solely by virtue of no longer being a Wholly-Owned Subsidiary (a “Partially Disposed Subsidiary”) shall only be released from its Note Guarantee to the extent that the other person taking an equity interest in such Partially Disposed Subsidiary is not an affiliate of the Issuer that is controlled by Parent, Deutsche Telekom or any of their respective subsidiaries or an employee of any of the foregoing;
(4)    upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;
(5)    upon the liquidation or dissolution of any Subsidiary Guarantor, provided that no Event of Default has occurred that is continuing;

(6)    upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation; or
(7)    in the case of a Subsidiary Guarantor, if, immediately following such release and any concurrent releases of other Guarantees by such Subsidiary Guarantor, the aggregate principal amount of Indebtedness for Borrowed Money of Subsidiaries that are not Guarantors and not Excluded Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement or Permitted Receivables Financing Subsidiary) that would remain incurred or issued and outstanding would not exceed $2,000.0 million.
Principal, Maturity and Interest
The Issuer issued the Notes on August 5, 2025, of which $393,481,525 in aggregate principal amount is September 2069 Notes, $400,797,075 in aggregate principal amount is March 2070 Notes and $394,753,475 in aggregate principal amount is June 2070 Notes.
The Issuer may issue further additional Notes of any series from time to time, and such additional Notes of such series may be issued under the Base Indenture as supplemented either by the Supplemental Indenture for such series of Notes or one or more other supplemental indentures. Any issuance of additional Notes is subject to all of the covenants in the Indenture. The Notes of any series and any additional Notes of such series subsequently issued will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional Notes that are not fungible with the Notes of any series (or with any other additional Notes of that series) for U.S. federal income tax purposes will have a separate CUSIP, ISIN, common code or other identifying number, as applicable.
The Issuer issued the Notes in minimum denominations of $25 and integral multiples of $25 in excess thereof. The September 2069 Notes will mature on September 1, 2069, the March 2070 Notes will mature on March 1, 2070 and the June 2070 Notes will mature on June 1, 2070.
Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date.
Interest on the Notes is computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period is computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.
Interest on the September 2069 Notes accrues at the rate of 6.250% per annum. Interest on the September 2069 Notes is payable quarterly in arrears on March 1, June 1, September 1 and December 1. The Issuer will make each interest payment to the holders of record of the September 2069 Notes on the immediately preceding record date. While the September 2069 Notes remain in book-entry form, the record date is the date that is one Business Day prior to the relevant interest payment date.
Interest on the March 2070 Notes accrues at the rate of 5.500% per annum. Interest on the March 2070 Notes is payable quarterly in arrears on March 1, June 1, September 1 and December 1. The Issuer will make each interest payment to the holders of record of the March 2070 Notes on the immediately preceding record date. While the March 2070 Notes remain in book-entry form, the record date is the date that is one Business Day prior to the relevant interest payment date.

Interest on the June 2070 Notes accrues at the rate of 5.500% per annum. Interest on the June 2070 Notes is payable quarterly in arrears on March 1, June 1, September 1 and December 1. The Issuer will make each interest payment to the holders of record of the June 2070 Notes on the immediately preceding record date. While the June 2070 Notes remain in book-entry form, the record date is the date that is one Business Day prior to the relevant interest payment date.
Payments of principal of and interest on the Notes issued in book-entry form or definitive form, if any, will be made as described below under the caption “—Methods of Receiving Payments on the Notes.”
Each series of Notes initially is evidenced by one or more global notes deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”).
Methods of Receiving Payments on the Notes
If a holder of a definitive note has given wire transfer instructions to the Issuer and the Issuer is the paying agent, the Issuer will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions until given written notice to the contrary. All other payments on the Notes will be made at the Corporate Trust Office of the Trustee, unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the books and records of the registrar.
Paying Agent and Registrar for the Notes
The Trustee initially acts as paying agent, registrar and transfer agent where Notes may be presented for payment. The Issuer may change the paying agent, registrar or transfer agent without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
A holder of a definitive note may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes relating to, arising out of, or in connection with such transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Optional Redemption
On or after the applicable First Call Date with respect to each series of Notes, the Issuer may redeem the Notes of such series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“First Call Date” means (i) with respect to the September 2069 Notes, September 1, 2025, (ii) with respect to the March 2070 Notes, March 1, 2026, and (iii) with respect to the June 2070 Notes, June 1, 2026.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The Trustee shall have no responsibility whatsoever for calculating the redemption price for any Note.
Unless the Issuer defaults in the payment of the redemption price, including accrued and unpaid interest, interest will cease to accrue on the Notes of a series or portions thereof called for redemption on the applicable redemption date. At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price, including interest, with respect to the Notes to be redeemed on such date. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected in accordance with the procedures of DTC.
Prescription
Under New York’s statute of limitations, any legal action to enforce the payment obligations evidenced by the Notes must be commenced within six years after the payment thereof is due; thereafter the payment obligations will generally become unenforceable. In addition, the Indenture prohibits the Trustee and the holders from accelerating the obligations under the Notes with respect to or as a result of an Event of Default consisting of any action taken, and reported publicly or to holders of Notes, more than two years prior to the declaration of such acceleration.
Selection and Notice
If less than all of the Notes of a series are to be redeemed, the Trustee will select Notes of such series for redemption on a pro rata or by lot basis unless otherwise required by law or applicable stock exchange or depositary requirements.
No Note (or unit) per $25 or less can be redeemed in part. Notices of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a series or a satisfaction and discharge of the Indenture with respect to such series. Any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed). In addition, the Issuer may provide in such notice that payment of the redemption and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. If in definitive form, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original note. Except to the extent that a notice of redemption is conditional, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants
Liens
The Issuer will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien securing Indebtedness for Borrowed Money upon any of its or any Material Subsidiary’s Principal Property or upon Capital Stock or Indebtedness of any Material Subsidiary that directly owns any Principal Property, except Permitted Liens, unless the Notes are equally and ratably secured with (or, at the Issuer’s option, on a senior basis to) the Indebtedness for Borrowed Money so secured. Any Lien created for the benefit of the holders of the Notes pursuant to this paragraph is required to provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the Notes.
For purposes of determining compliance with this “Liens” covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens, but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this “Liens” covenant and the definition of “Permitted Liens.”
Merger, Consolidation or Sale of Assets
The Issuer will not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of (including, in each case, by way of division) all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed; and
(3)    immediately after such transaction, no Default or Event of Default exists.
Upon any consolidation or merger, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, this “Merger, Consolidation or Sale of Assets” covenant, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, the Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer therein. When the successor Person assumes all of the Issuer’s obligations under the Indenture, the Issuer shall be discharged from its obligations under the Indenture, including the obligation to pay the principal of or interest or premium, if any, on the Notes.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to (and the following shall be permitted notwithstanding such covenant):
(1)    a merger of the Issuer with a direct or indirect Subsidiary of Parent solely for the purpose of reincorporating the Issuer in another jurisdiction in the United States so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby; or
(2)    any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Parent will file a copy of each of the Parent reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):
(1)    all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports;
provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and any holder of Notes.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in the prospectus pursuant to which the Notes were offered and sold. The Issuer will comply with §314(a) of the Trust Indenture Act.
If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on intralinks.com or another website within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods).
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default and Remedies” until 150 days after the receipt of the written notice delivered thereunder.
For so long as any Notes remain outstanding, if at any time Parent is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”).
Delivery of such reports, information or documents to the Trustee shall be considered for informational purposes only, and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

Events of Default and Remedies
Each of the following is an “Event of Default” in respect of the Notes of a series:
(1)    default for 30 days in the payment when due of interest on the Notes of such series;
(2)    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;
(3)    failure by the Issuer or any of its Subsidiaries for 30 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”
(4)    failure by the Issuer or any of its Subsidiaries for 90 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with any of the other agreements in the Indenture (other than those described in clauses (1), (2) and (3) above);
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which Indebtedness for borrowed money is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(a)    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness at the later of final maturity and the expiration of any related applicable grace period (a “Payment Default”); or
(b)    results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount equal to the greater of $1,500.0 million and 0.675% of Consolidated Total Assets of Parent determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions or more, in each case for so long as such failure or acceleration is continuing;
(6)    failure by the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to the greater of $1,500.0 million and 0.675% of Consolidated Total Assets of Parent determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions (to the extent not covered by indemnities or insurance), which judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;
(7)    the Issuer or any of its Significant Subsidiaries, or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(a)    commences a voluntary case or proceeding;
(b)    consents to the entry of an order for relief against it in an involuntary case;

(c)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(d)    makes a general assignment for the benefit of its creditors; or
(e)    generally is not paying its debts as they become due;
(8)    a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:
(a)    is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer in an involuntary case;
(b)    appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or
(c)    orders the liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer;
(d)    and the final order or decree remains unstayed and in effect for 60 consecutive days; and
(9)    except as permitted by the Indenture, (a) any Note Guarantee of a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer with respect to Notes of such series (i) is held in any judicial proceeding to be unenforceable or invalid or (ii) ceases for any reason to be in full force and effect, or (b) any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes of such series will become due and payable immediately without further action or notice. However, the effect of such provisions may be limited by applicable laws. If any other Event of Default occurs and is continuing with respect to any series of Notes, the Trustee or the holders, with a copy to the Trustee, of at least 30% in aggregate principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately; provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration.
Subject to certain limitations, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default in the payment of the principal of, or the interest or premium, if any, on the Notes of such series.
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Notes Documents at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a holder may pursue a remedy with respect to the Indenture or the Notes of any series only if:
(1)    such holder gives to the Trustee written notice that an Event of Default is continuing;

(2)    holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee;
(3)    such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
(4)    the Trustee does not comply with the request within 90 days after receipt of the request and the offer of indemnity or security; and
(5)    during such 90-day period, holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request.
The holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may, on behalf of all holders of Notes of that series, rescind an acceleration or waive any existing Default or Event of Default in respect of such series of Notes and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
The Issuer and each Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Within 30 days after becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default unless such Default or Event of Default has been cured or waived in such period.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of any Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officer’s certificate, elect to have all of its obligations discharged with respect to the outstanding Notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees with respect to such series (“Legal Defeasance”) and cure all then existing Defaults and Events of Defaults except for:
(1)    the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, the Notes when such payments are due from the trust referred to below;
(2)    the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment of money for security payments held in trust;
(3)    the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)    the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time with respect to any series of Notes, elect to have the obligations of the Issuer and the Guarantors released with respect to the provisions of the Indenture described above under the caption “—Certain Covenants” (other than the covenant described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”) (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to such Notes. In the event Covenant Defeasance occurs with respect to any series of Notes in accordance with the Indenture, the Events of Default described under clauses (3) through (9) (in the case of clauses (7) and (8), only with respect to the Issuer’s Subsidiaries) under the caption “—Events of Default and Remedies,” in each case, will no longer constitute an Event of Default.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:
(1)    the Issuer must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date; provided that in connection with any Legal Defeasance or Covenant Defeasance that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to premium calculated as of the date of the deposit, with any deficit as of the maturity date only required to be deposited with the Trustee on or prior to the maturity date;
(2)    in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date Notes of such series were first issued, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Event of Default has occurred and is continuing with respect to such series of Notes on the date of such deposit (other than an Event of Default resulting from the borrowing of funds, or the imposition of Liens in connection therewith, to be applied to such deposit, or an Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the deposit will not otherwise result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)    the Issuer must deliver to the Trustee an officer’s certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;
(7)    the Issuer must deliver to the Trustee an officer’s certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
(8)    the Issuer must deliver to the Trustee an opinion of counsel (which may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2) and (3) of this paragraph, as applicable, have been complied with.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the applicable Indenture with respect to the Notes of any series or the related Note Guarantees of the Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes of such series), and any existing Default or Event of Default or compliance with any provision of the applicable Indenture with respect to such Notes or the related Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series).
Without the consent of each holder of Notes of the applicable series affected, an amendment, supplement or waiver may not (with respect to any Notes of a particular series held by a non-consenting holder):
(1)    reduce the principal amount of Notes of such series whose holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to the redemption of the Notes of such series (except with respect to notice periods for redemption);
(3)    reduce the rate of or change the time for payment of interest on any Note of such series;
(4)    waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes of such series (except a rescission of acceleration of the Notes of such series by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note of such series payable in money other than that stated in the Notes of such series;
(6)    make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes of such series to receive payments of principal of, or interest or premium, if any, on, the Notes of such series;
(7)    waive a redemption payment with respect to any Note of such series;
(8)    release any Guarantor from any of its obligations under its related Note Guarantee of the Notes of such series or the applicable Indenture, except in accordance with the terms of such Indenture; or
(9)    make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the applicable Indenture, the Notes of such series or the related Note Guarantees:
(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations under the Indenture to holders of Notes of such series and related Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(4)    to effect the release of a Guarantor from its Note Guarantee in respect of such series of Notes and the termination of such Note Guarantee, all in accordance with the provisions of the applicable Indenture governing such release and termination;
(5)    to add any Guarantor or Note Guarantee or to provide for collateral to secure such series or any Note Guarantee in respect of the Notes of any series;
(6)    to make any change that would provide any additional rights or benefits to the holders of Notes of such series or that does not adversely affect the legal rights under the Indenture of any such holder in any material respect;
(7)    to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(8)    to change or eliminate any of the provisions of the applicable Indenture; provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(9)    to provide for the issuance of and establish forms and terms and conditions of a new series of Notes as permitted by the Base Indenture;
(10)    to conform the text of the applicable Indenture, any Notes or any related Note Guarantees to any provision of the “Description of New T-Mobile Notes” section of the prospectus applicable to such Notes at the time of the initial sale thereof, in each case, as conclusively evidenced by an officer’s certificate;
(11)    to provide for the issuance of additional Notes of such series, provided that such additional Notes have the same terms as, and be deemed part of the same series as, the Notes of such series to the extent required under the applicable Indenture;
(12)    to evidence and provide for the acceptance of and appointment by a successor trustee or collateral trustee with respect to the Notes of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;
(13)    to allow any Guarantor of the Notes of such series to execute a supplemental indenture providing a Note Guarantee with respect to the Notes of such series; and
(14)    to issue exchange notes and related note guarantees as provided for in any registration rights agreement relating to the Notes of any series.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under, “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.
Satisfaction and Discharge
The applicable Indenture will be discharged and will cease to be of further effect as to the Notes of a series issued thereunder, when:
(1)    either:
(a)    all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for payment of which money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)    all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal of, and premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date;
(2)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes of such series; and
(3)    the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver to the Trustee (a) an officer’s certificate, stating that all conditions precedent set forth in the Indenture have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in the Indenture have been satisfied.
Book-Entry, Delivery and Form
The Notes of each series were deposited with the Trustee on behalf of The Depository Trust Company (“DTC”), in the form of one or more global notes (the “Global Notes”). The Notes were issued as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as requested by an authorized representative of DTC. So long as DTC or its nominee is the registered owner of a Global Note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture and under the Notes of the applicable series. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by that Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes of the applicable series for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that holder is not a direct participant in DTC, on the procedures of the participant through which that holder owns its interest, to receive any payments on or a Note or to exercise any rights of a holder of Notes under the Indenture or the Global Note.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), which may change from time to time.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(1)    DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary within 90 days after receiving such notice or becoming aware that DTC is no longer so registered;
(2)    the Issuer, at its option, notifies the Trustee in writing that the Issuer elects to cause the issuance of the Certificated Notes; or
(3)    there has occurred and is continuing an event of default with respect to the Notes.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Under the terms of the Indenture, the Issuer and the Trustee will treat the persons in whose names any Certificated Notes are registered as the owners of such Certificated Notes for the purpose of receiving payments and for all other purposes.
Unless and until the Notes are issued in fully certificated, registered form, (1) a beneficial owner will not be entitled to receive a certificate representing such beneficial owner’s interest in the Notes; (2) all references in this summary to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this summary to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution in accordance with its policies and procedures.
Governing Law
The Indenture, the Notes and the Note Guarantees are governed by the laws of the State of New York.

Concerning the Trustee
The Issuer and the Guarantors maintain ordinary banking relationships with Deutsche Bank Trust Company Americas and its affiliates.
If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee or resign.
The holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs.
Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes of the applicable series, unless such holder has offered to the Trustee security and indemnity satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 1.1 et seq.), as amended from time to time.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors or managing member of the general partner of the partnership;
(3)    with respect to a limited liability company, the manager, managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means, unless otherwise provided by board resolution, officer’s certificate or Supplemental Indenture for a particular series, any day except a Saturday, Sunday, or legal holiday in the City of New York or in any place of payment with respect to the Notes on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of an exempted company, shares;
(4)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(5)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Captive Insurance Subsidiary” means any direct or indirect Subsidiary of the Issuer that bears financial risk or exposure relating to insurance or reinsurance activities (including without limitation the Reinsurance Entity) and any segregated accounts associated with any such Person.
“Cash Equivalents” means:
(1)    United States dollars, pounds sterling, euros, Canadian dollars, Swiss francs, the national currency of any member state of the European Union or any other foreign currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the government of the United States of America, Canada, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada, the United Kingdom, Switzerland or the relevant member state of the European Union, as the case may be, is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;
(3)    demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million (or the foreign currency equivalent thereof), in the case of non-U.S. banks;
(4)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;
(6)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or by any political subdivision or agency or instrumentality of the foregoing, rated at least “A” (or the equivalent thereof) by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(7)    auction rate securities rated at least “AA-” or “Aa3” (or the equivalent thereof) by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;
(8)    investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;
(9)    any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and
(10)    deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations, and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions, as of the date of the most recent balance sheet of the Issuer.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Capital Stock of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions.
“Consolidated Total Assets” means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP, as determined on a pro forma basis for acquisitions, dispositions and Pro Forma Transactions.
“Corporate Trust Office of the Trustee” means, solely for purposes of presenting Notes, Deutsche Bank Trust Company Americas located at 1 Columbus Circle, 4th Floor, Mail Stop NYC01-0417, New York, NY 10019, and, for all other purposes, the office of the Trustee at which any time its corporate trust business will be administered, which at the date hereof is located at 1 Columbus Circle, 4th Floor, Mail Stop NYC01-0417, New York, NY 10019, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Issuer).
“Credit Agreement” means (a) the Second Amended and Restated Credit Agreement, dated January 5, 2026, by and among the Issuer, the lenders, swingline lenders and L/C issuers party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (b) any agreement (and related document) governing indebtedness which is incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Crown Towers Transaction Agreements” means (i) the Master Agreement, dated as of September 28, 2012 (as the same may be amended, modified or supplemented from time to time) among the Issuer, Crown Castle International Corp., a Delaware corporation, and certain Subsidiaries of the Issuer; and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Deutsche Telekom” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.
“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means any Subsidiary of Parent that is, at any time of determination, (i) not a Wholly-Owned Subsidiary, (ii) an Immaterial Subsidiary, (iii) a Foreign Subsidiary, (iv) a Domestic Subsidiary that is (x) a FSHCO or (y) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (v) an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement, (vi) a not-for-profit Subsidiary, (vii) a Captive Insurance Subsidiary, (viii) a special purpose securitization vehicle (or similar entity), including any Permitted Receivables Financing Subsidiary, any Permitted Spectrum Financing Subsidiary or any Permitted Tower Financing Subsidiary, or any of their respective Subsidiaries, (ix) prohibited from guaranteeing the Obligations by any applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or by any contractual requirement existing on the date of the Base Indenture or on the date of the acquisition of such Subsidiary or the date such Subsidiary became a “Restricted Subsidiary” or the equivalent thereof under the Credit Agreement (in each case not created in contemplation of such acquisition or of such Restricted Subsidiary becoming such a Restricted Subsidiary) (and for so long as such restriction or any replacement or renewal thereof is in effect), including any requirement to obtain the consent, approval, license or authorization of a Governmental Authority or third party (other than a Note Party or “Restricted Subsidiary” under the Credit Agreement) (unless such consent, approval, license or authorization has been obtained), (x) [reserved], (xi) with respect to which the provision of a guarantee would, in the reasonable good faith determination of the Issuer in consultation with the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding), be expected to result in materially adverse tax or regulatory consequences to the Issuer, Parent or any of their respective Subsidiaries or (xii) with respect to which the Issuer and the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding) reasonably determine the cost or other consequences of providing a guarantee is likely to be excessive in relation to the value to be afforded thereby; provided that, notwithstanding the foregoing, (a) the Issuer may in its sole discretion designate any Excluded Subsidiary as a Subsidiary Guarantor and may, thereafter, re-designate such Subsidiary as an Excluded Subsidiary (so long as such Subsidiary otherwise then qualifies as an Excluded Subsidiary pursuant to any of clauses (i) through (xii) above), upon which re-designation such Subsidiary shall automatically be released from its Note Guarantee.
“Existing ABS Notes” means the 5.050% Class A senior asset-backed notes, the 4.250% Class A senior asset-backed notes, the 4.740% Class A senior asset-backed notes and the 4.340% Class A senior asset-backed notes, each issued by a wholly-owned subsidiary of the Issuer.
“Existing Receivables Financing Subsidiaries” means each of T-Mobile Airtime Funding LLC, T-Mobile Handset Funding LLC, SFE 1, LLC and SFE 2, LLC, together with their successors and assigns and any Subsidiary of the foregoing.

“Existing Sprint Spectrum Financing Documents” means the Existing Sprint Spectrum-Backed Notes, the Existing Sprint Spectrum Indenture, the Spectrum Performance Agreement, the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, among certain of the Existing Sprint Spectrum Note Entities, Sprint Communications, and the other parties thereto, each “Transaction Document” (as defined in the Existing Sprint Spectrum Indenture) and each other document related thereto, in each case as amended, supplemented or otherwise modified from time to time.
“Existing Sprint Spectrum Indenture” means the Indenture, dated as of October 27, 2016, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time, including as supplemented with respect to each series of Existing Sprint Spectrum-Backed Notes.
“Existing Sprint Spectrum Issuers” means Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and their successors and assigns.
“Existing Sprint Spectrum Note Entities” means, collectively, each of Sprint Spectrum Depositor LLC, Sprint Spectrum Depositor II LLC, Sprint Spectrum Depositor III LLC, Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC, Sprint Spectrum PledgeCo LLC, Sprint Spectrum PledgeCo II LLC, Sprint Spectrum PledgeCo III LLC, Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum-Backed Notes” means the Existing Sprint Spectrum Issuers’ Series 2018-1 4.738% Senior Secured Notes, Class A-1 (the amount remaining outstanding under which was repaid in full on January 13, 2025), Series 2018-1 5.152% Senior Secured Notes, Class A-2, Series 2016-1 3.360% Senior Secured Notes, Class A-1 (the amount remaining outstanding under which was repaid in full on August 20, 2021), and any other note or series of notes issued under the Existing Sprint Spectrum Indenture from time to time.
“Existing Sprint Unsecured Notes” means the notes issued under the Sprint Capital Corporation Indenture .
“Existing T-Mobile Unsecured Notes” means the notes issued under the T-Mobile 2013 Indenture, T-Mobile 2020 Indenture and T-Mobile 2022 Indenture.
“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Issuer’s Board of Directors or a senior officer of the Issuer, which determination shall be conclusive.
“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.
“FCC Licenses” means all licenses or permits now or hereafter issued by the FCC.
“Financing Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a financing lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Foreign Subsidiary” means any Subsidiary of Parent other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.
“FSHCO” means any Subsidiary of Parent that owns no material assets (directly or through Subsidiaries) other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles as in effect on the date of any calculation or determination required under the Notes of the applicable series or the Indenture. Notwithstanding the foregoing, at any time, (i) the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP or parts of the Accounting Standards Codification or “ASC” shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture) and (ii) the Issuer, on any date, may elect to establish that GAAP shall mean GAAP as in effect on such date; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of outstanding Notes.
“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority, including but not limited to FCC Licenses.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the date of the Base Indenture or entered into in connection with any acquisition or disposition permitted under the Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.
“Guarantor” means, with respect to the Notes of any series, any Person who has guaranteed the obligations of the Issuer under the Indenture until released from its Note Guarantee pursuant to the provisions of the Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

and any guarantee in respect thereof.
“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors and successors, as adopted by the European Union, as in effect from time to time.
“Immaterial Subsidiary” means any Subsidiary of the Issuer that at any time has Consolidated Total Assets accounting for less than 2.50% of the Issuer’s Consolidated Total Assets; provided that the aggregate Consolidated Total Assets of all Immaterial Subsidiaries shall not at any time exceed 5.00% of the Issuer’s Consolidated Total Assets.
“incur” means create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise. The term “incurrence” has a correlative meaning.
“Indebtedness” means, with respect to any specified Person, without duplication,
(a)    any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Financing Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable or escrow for obligations, including indemnity obligations; or
(6)    representing any Hedging Obligations; and
(b)    any financial liabilities recorded in respect of the upfront proceeds received in connection with Permitted Tower Financing;
in each case, if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the following shall not constitute Indebtedness: (1) accrued expenses and trade accounts payable arising in the ordinary course of business; (2) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust, escrow or account created or pledged for the sole benefit of the holders of such indebtedness, and in accordance with the other applicable terms of the instrument governing such indebtedness; (3) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; (4) any obligation arising from any agreement providing for indemnities, Guarantees, escrows, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; (5) Standard Securitization

Undertakings and obligations incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to Parent, the Issuer or any of the “Restricted Subsidiaries” under the Credit Agreement other than (A) one or more Permitted Receivables Financing Subsidiaries and (B) pursuant to Standard Securitization Undertakings; (6) accruals for payroll and other liabilities accrued in the ordinary course of business; (7) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller; (8) all intercompany liabilities among the Issuer and/or the Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and (9) any operating lease that must be recognized on the balance sheet of such Person as a lease liability and right-of-use asset in accordance with the Financial Accounting Standards Board Update No. 2016-02, dated February 2016 (Leases (Topic 842)), which adopts Accounting Standards Codification 842.
The amount of any Indebtedness outstanding as of any date will be:
(a)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)    in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable (giving effect to netting) by such Person at such time;
(c)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(d)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)    the Fair Market Value of such assets at the date of determination; and
(ii)    the amount of the Indebtedness of the other Person.
“Indebtedness for Borrowed Money” means, with respect to any specified Person, without duplication, the Indebtedness described in clauses (a)(1) and (a)(2) of the definition of “Indebtedness.”
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including affiliates) in the forms of loans (including Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement sells or otherwise disposes of any Capital Stock of any direct or indirect Wholly-Owned Subsidiary that is a “Restricted Subsidiary” under the Credit Agreement such that, after giving effect to any such sale or disposition, such Person is no longer a “Restricted Subsidiary” under the Credit Agreement, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such “Restricted Subsidiary” under the Credit Agreement. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means the effective date of the Supplemental Indenture pursuant to which the first series of Notes is issued under the Base Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof; provided that in no event shall an operating lease in and of itself constitute a Lien.

“Material Subsidiary” means any Person that is a Domestic Subsidiary if, as of the date of the most recent balance sheet of the Issuer, the aggregate amount of securities of, loans and advances to, and other investments in, such Person held by the Issuer and its Subsidiaries exceeded 10% of the Issuer’s Consolidated Net Worth, provided that any Subsidiary that is at any time designated as an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement shall not constitute a “Material Subsidiary” for any purpose hereof.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Note Guarantee” means, with respect to the Notes of any series, the Guarantee by each Guarantor of obligations of the Issuer with respect to the Notes of such series under the Indenture and under the Notes of such series.
“Note Parties” means, collectively, the Issuer and the Guarantors.
“Notes Documents” means the Indenture, the Notes, the Note Guarantees and any other agreements or documents entered into in connection with the Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest, fees or expenses which accrue after the commencement of any bankruptcy case or proceeding, whether or not allowed or allowable as a claim in any such case or proceeding).
“Permitted Acquisition” means:
(1)    any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment:
(i)    such Person becomes a Subsidiary of the Issuer; or
(ii)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets or any division or business unit to, or is liquidated into, the Issuer or a Subsidiary of the Issuer; and
(2)    acquisitions of spectrum licenses.
“Permitted Liens” means:
(1)    Liens with respect to Obligations that do not exceed 15% of Consolidated Net Tangible Assets;
(2)    with respect to any Series of Notes, Liens existing on the Series Issue Date;
(3)    Liens on property of, or on any Capital Stock of, a Person existing at the time such Person becomes a Subsidiary of Issuer or is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer;
(4)    Liens in favor of the Issuer, any Guarantor or any Domestic Subsidiary;
(5)    Liens in favor of the United States of America, any State thereof, any foreign country or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(6)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction or improvement cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the later of the acquisition of such property or the completion of any such construction or improvement for the purpose of financing all or any part of the purchase price or construction or improvement cost thereof; and
(7)    Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien included or incorporated by reference in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that:
(a)    the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and
(b)    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge.
“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary the terms of which (including financing terms, covenants, termination events and other provisions) (a) have been negotiated at arm’s length and (b) are, in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, in the aggregate economically fair and reasonable to the Issuer and its Subsidiaries.
“Permitted Receivables Financing Assets” means financial assets, including accounts receivable, chattel paper and other payment rights, and related assets (including contract rights and insurance payments), and the proceeds thereof.
“Permitted Receivables Financing Subsidiary” means, collectively, (i) each Existing Receivables Financing Subsidiary, (ii) each other Wholly-Owned Subsidiary of the Issuer that engages in no material activities other than in connection with Permitted Receivables Financings and any business or activities incidental or related to such business and (iii) any other Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Issuer or any of its Subsidiaries makes an Investment and to which the Issuer or any of its Subsidiaries transfers Permitted Receivables Financing Assets that engages in no material activities other than in connection with Permitted Receivables Financings, and any business or activities incidental or related to such business, and in the case of clause (ii) or (iii) above which is designated by the Board of Directors of the Issuer (as provided below) as a Permitted Receivables Financing Subsidiary and in each case (a) no portion of the Indebtedness (contingent or otherwise) of which (i) is guaranteed by Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary or (to the extent that it might be deemed a guaranty) pursuant to Standard Securitization Undertakings, or (ii) is recourse to or obligates Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, (b) to which none of Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Permitted Spectrum Financing” means the transactions contemplated by the Existing Sprint Spectrum Financing Documents, including the issuance of any Existing Sprint Spectrum-Backed Notes.
“Permitted Spectrum Financing Subsidiary” means, collectively, (i) the Existing Sprint Spectrum Note Entities and (ii) any future special purpose vehicle Subsidiaries of the Issuer (including any “Depositors” and “Intermediate HoldCos”) formed as part of and for the purpose of consummating a future transaction similar to the Permitted Spectrum Financing, together with their successors and assigns and any Subsidiary thereof.
“Permitted Tower Financing” means the transactions contemplated by the Towers Transactions Agreements.
“Permitted Tower Financing Subsidiary” means any financing subsidiary formed in connection with a Permitted Tower Financing.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Phoenix Towers Transaction Agreements” means (i) the Purchase and Sale Agreement, dated as of July 30, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; (ii) the Purchase and Sale Agreement (PR Sale Sites), dated as of October 28, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; and (iii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.
“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office and the equipment located thereon which (a) is owned by the Issuer or any of its Subsidiaries; (b) has not been determined in good faith by the Board of Directors of the Issuer not to be materially important to the total business conducted by Issuer and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office).
“Pro Forma Transactions” means, (x) any incurrence or repayment of Indebtedness (other than working capital or Indebtedness incurred in the ordinary course of business), any Investment that results in a Person becoming a Subsidiary of the Issuer, any Permitted Acquisition or disposition that results in a Subsidiary ceasing to be a Subsidiary or any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Issuer or any Subsidiary of the Issuer, in each case whether by merger, consolidation, amalgamation or otherwise and in each case under this clause (x) with a Fair Market Value in excess of $25,000,000 and (y) any restructuring or cost saving, operational change or business rationalization initiative or other initiative.
“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the Notes of the applicable series for reasons outside of the control of the Issuer, any other “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Parent, the Issuer or any Subsidiary pursuant to which Parent, the Issuer or any Subsidiary of the Issuer may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by Parent, the Issuer or any Subsidiary of the Issuer) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of Parent, the Issuer or any Subsidiary of the Issuer.
“Refinancing” or “Refinance” shall mean, with respect to any Indebtedness, any other Indebtedness issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.
“Reinsurance Entity” means TMUS Assurance Corporation, a Hawaii corporation, and any successor thereto.
“Responsible Officer” means, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group thereto) or any other officer of the Trustee (or any successor group thereto) who customarily performs functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who has responsibility for the administration of the Indenture and (ii) as to any other Person, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or director of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or director of such Person. Unless otherwise qualified or the context otherwise requires, all references to a “Responsible Officer” mean a Responsible Officer of the Issuer.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and its successors.
“Series Issue Date” means August 5, 2025.
“Significant Subsidiary” means, with respect to any specified Person, any Subsidiary of such Person that as of the end of the most recent fiscal quarter for which financial statements are available, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, of such Person.
“Spectrum” means frequencies of electromagnetic spectrum used to provide fixed or mobile communications services as licensed or authorized by the FCC.
“Spectrum Performance Agreement” means the SCI Payment and Performance Undertaking Agreement, dated as of October 27, 2016, between Sprint Communications, Sprint, the other grantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (as amended from time to time).
“Sprint” means Sprint LLC, formerly known as Sprint Corporation.
“Sprint Capital Corporation Indenture” means that certain Indenture, dated as of October 1, 1998, by Sprint Capital Corporation, Sprint and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, as amended, supplemented or otherwise modified from time to time.
“Sprint Communications” means Sprint Communications LLC, formerly known as Sprint Communications, Inc.
“Sprint Towers Transaction Agreements” means (i) the towers transactions agreements entered into prior to the Issue Date by Sprint and its affiliates and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities (including repurchase obligations in the event of a breach of representation and warranty) made or provided, and limited recourse guarantees, performance guarantees and servicing obligations undertaken, by the Issuer or any of its Subsidiaries in connection with a Permitted Receivables Financing, a Permitted Spectrum Financing or a Permitted Tower Financing of a character appropriate for the assets being securitized and which have been negotiated at arm’s length with an unaffiliated third party. For the avoidance of doubt, the undertakings included in the Existing Sprint Spectrum Financing Documents (and substantially similar undertakings to the foregoing in any similar arrangements) constitute Standard Securitization Undertakings.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of the Issuer.
“T-Mobile 2013 Indenture” means the Indenture, dated as of April 28, 2013, among the Issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time.
“T-Mobile 2020 Indenture” means the Indenture, dated as of April 9, 2020, among the Issuer, Parent, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time.
“T-Mobile 2022 Indenture” means the Indenture, dated as of September 15, 2022, among the Issuer, Parent, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time.
“Tower Obligations” means long-term financial obligations in the amount of the net proceeds received and recognized interest on the obligations pursuant to the Towers Transactions Agreements.
“Towers Transactions Agreements” means the Crown Towers Transaction Agreements, the Phoenix Towers Transaction Agreements and the Sprint Towers Transaction Agreements.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable legal requirements) is owned by such Person directly or through one or more Wholly-Owned Subsidiaries of such Person. Except if expressly otherwise specified, Wholly-Owned Subsidiary means a Wholly-Owned Subsidiary of the Issuer.